UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     May 5, 2008

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:                   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

a)           On May 5, 2008, the Company’s Executive Compensation and Human Resources Committee approved an amendment to the Company’s 401(k) Retirement Savings Plan to merge the Guidant Employee Savings and Stock Ownership Plan into the Boston Scientific Corporation 401(k) Retirement Savings Plan.

b)           On May 6, 2008, the Company’s stockholders approved an amendment and restatement of our 2003 Long-Term Incentive Plan (the “LTIP”) that (i) increased the maximum number of shares available for issuance under the LTIP from 50,000,000 to 120,000,000 shares of our common stock, (ii) limited the number of equity awards not requiring exercise available for grant under the LTIP to 40,000,000 shares, and (iii) clarified certain other administrative and tax related provisions contained in the LTIP.  The amendment and restatement will become effective on June 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: May 8, 2008	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel